                       AMENDMENT TO CONTRIBUTION AGREEMENT



         THIS AMENDMENT TO CONTRIBUTION AGREEMENT ("Amendment") is made this 30th day of June, 1999 by and among RESOURCE LEASING, INC. ("RLI"), a Delaware corporation, ABRAHAM BERNSTEIN ("Bernstein") and, as provided hereinbelow, FIDELITY LEASING, INC. ("Newco"), a Pennsylvania corporation.

         WHEREAS, RLI and Bernstein entered into a Contribution Agreement ("Contribution Agreement") on March 5, 1996, and desire to make certain amendments to such agreement; and

         WHEREAS, Newco, having been formed pursuant to, and subsequent to the date of execution of, the Contribution Agreement, is to be added, by this Amendment, as a party to the Contribution Agreement and this Amendment;

         NOW, THEREFORE, each of the signatories hereto, intending to be legally bound by and to the Contribution Agreement and this Amendment, hereby and in exchange for consideration mutually given, agree as follows:

         1. The reference to Exhibit "B" in the last line of Paragraph 2(b) of the Contribution Agreement is hereby corrected and amended to read Exhibit "D."

         2. Paragraph 2(c) is amended by adding the following to the end:

            "Notwithstanding the foregoing, Bernstein agrees to waive his anti-dilution rights for one time in connection with the private placement of stock of Newco on or prior to December 31, 1999 if the company has not completed a public stock offering by that time unless Bernstein determines that such private placement would be materially adverse to the interests of Newco."

         3. Subparagraph (B) under Paragraph 3(b), near the bottom of page 4 of the Contribution Agreement is hereby amended and a new subparagraph (C) is added to read as follows:

            "(B) any of Newco's obligations due under Section 3(b)(i)-(iii), above, in excess of Five Million Dollars ($5,000,000), may be deferred to March 5 of the next following year, provided that in no event shall the maximum amount payable either on March 5, 2002 and March 5, 2003 be more than Five Million Dollars ($5,000,000), and the balance shall be due on March 5, 2004 along with other amounts due in that year under (iv), above:"

            "(C) any of Newco's obligations due under Section 3(b)(i)-(iii), above in excess of Five Hundred Thousand Dollars ($500,000) in any year, may be deferred to March 5 of the next following year if the Board of Directors of Newco determines that the payment of such amount would be materially adverse to the interests of Newco. Any amount so deferred will be payable on the following March 5 subject to Subparagraph 3(B) and the application of this Subparagraph 3(C). If Bernstein disagrees with the determination of the Board of Directors, he shall be permitted to submit the dispute to binding arbitration, which shall be the exclusive forum for resolution of the dispute and which will determine whether the Board, in making its determination, acted reasonably. The arbitration shall be conducted before a panel of three (3) arbitrators. One arbitrator shall be selected by Bernstein, one by Newco and the third by the two previously selected arbitrators. The arbitration proceeding shall be held in Philadelphia, Pennsylvania."

         4. Paragraph 5 of the Contribution Agreement is hereby amended to add an additional addressee:

                           "If to Newco:

                           Abraham Bernstein, Chairman/CEO
                           Fidelity Leasing, Inc.
                           1255 Wrights Lane
                           West Chester, PA  19380
                           Facsimile: 610-719-4515"

         5. A new Paragraph 6 shall be added to the Contribution Agreement, as follows:

            "6. Right to Interest in Other Companies. RLI, Newco and Bernstein each agree as follows:

                 All acquisitions available to any of them (whether through purchase of stock or assets, merger, formation of new businesses or otherwise) of entities (or interests therein) engaged in the business of equipment leasing are to be made by Newco or its wholly-owned subsidiaries.

         6. Newco hereby agrees to be bound by and a part to (a) the Contribution Agreement to the full extent referred to therein, and (b) this Amendment to the full extent referred to herein, as if Newco had been in existence at the time of execution of the Contribution Agreement.

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


         Whereupon, this Agreement, having been duly authorized on behalf of each signatory, has been agreed upon and executed on the date first hereinabove written.

                                           RESOURCE LEASING, INC.



                                           By:
                                              ----------------------------------



                                           ------------------------------------
                                                    Abraham Bernstein



                                           FIDELITY LEASING, INC.



                                           By:
                                              ----------------------------------

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